UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

SJW Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8966	77-0066628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 279-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2022, the Board of Directors (the “Board”) of SJW Group (the “Company”), appointed Andrew F. Walters as the Chief Financial Officer and Treasurer of the Company and James P. Lynch as the Chief Accounting Officer of the Company, effective immediately. Prior to such appointments, Mr. Walters served as Chief Corporate Development Officer and Integration Executive and Mr. Lynch served as the Chief Financial Officer and Treasurer of the Company. Mr. Walters has also been appointed as the Chief Financial Officer and Treasurer of San Jose Water Company (“SJWC”), SJW Land Company, and SJWTX, Inc., Treasurer of SJWTX Holdings, Inc. and Vice President and Treasurer of SJWNE LLC. Mr. Lynch has also been appointed as the Chief Accounting Officer of SJWC and SJW Land Company.

Mr. Walters, age 51, has been the Chief Corporate Development Officer and Integration Executive of the Company since November 2019 and previously served as Chief Administrative Officer of SJWC since January 31, 2014. Mr. Walters has also served the Vice President of Business Planning of Connecticut Water Service, Inc. and The Connecticut Water Company since November 7, 2019. Prior to joining SJWC, Mr. Walters was a managing director and a senior acquisitions officer in the Infrastructure Investments Group of JP Morgan Asset Management from January 2009 to June 2013.

Mr. Lynch, age 62, has served as Chief Financial Officer and Treasurer of the Company since October 2010. He also served as Chief Financial Officer and Treasurer of SJWC, SJW Land Company, and SJWTX, Inc. and Vice President and Treasurer of SJWNE LLC. Mr. Lynch served as Chief Financial Officer and Treasurer of Texas Water Alliance Limited from October 2010 until November 16, 2017. Prior to joining the Company, Mr. Lynch was an Audit Partner with KPMG LLP. Mr. Lynch was with KPMG LLP for 26 years. Mr. Lynch is a certified public accountant.

In connection with the appointment of Mr. Walters as Chief Financial Officer and Treasurer of the Company, the Compensation Committee of the Board approved a resolution to (i) increase his annual base salary to $440,000 and (ii) set his target annual incentive cash compensation at 50 percent of his base salary. In addition, in 2022 Mr. Walters received restricted stock unit (“RSU”) awards under the Company’s Long-Term Incentive Plan comprised of a service-vesting RSU award covering 267 shares of Common Stock of the Company, a total shareholder return performance-based RSU award with a target of 1,183 shares of Common Stock and a return on equity performance-based award with a target of 1,308 shares of Common Stock.

On January 28, 2022, the Company issued a press release announcing management changes as described above. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 28, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW GROUP

Date: January 28, 2022	/s/ Eric W. Thornburg
Eric W. Thornburg, President, Chief Executive Officer and Chairman of the Board